Contact Info:Arron K. Sutherland, President and CEO

Illinois Casualty Company

(309) 732-0105

arrons@ilcasco.com

225 20th Street, Rock Island, IL  61201

ICC Holdings, Inc. Reports 2018 Third Quarter and Nine Month Results

FOR IMMEDIATE RELEASE: 11/06/2018

Rock Island, IL. – November 6, 2018 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported preliminary, unaudited results for the third quarter and nine months ended September 30, 2018.

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2018 – FINANCIAL RESULTS

Net loss totaled $209,000 or $0.07 per share for the third quarter of 2018, compared to a  net loss of $349,000 or $0.11 per share for the third quarter of 2017. For the nine months ended September 30, 2018, the Company reported net earnings of $259,000 or $0.08 per share, compared to $265,000 or $0.08 per share for the same period in 2017.

Direct premiums written grew by $2,054,000, or 14.5%, to $16,171,000 for the third quarter of 2018 from $14,117,000 for the same period in 2017.  For the nine months ended September 30, 2018, direct premiums written grew by $6,056,000, or 14.9%, to $46,583,000 from $40,527,000 for the same period in 2017. Net premiums earned grew by 8.5% to $12,138,000 for the third quarter of 2018 from $11,191,000 for the same period in 2017. Net premiums earned grew by 6.7% to $34,920,000 for the nine months ended September 30, 2018 from $32,740,000 for the same period in 2017.

For the third quarter of 2018, the Company ceded to reinsurers $2,969,000 of earned premiums, compared to $2,051,000 of earned premiums for the third quarter of 2017. For the nine months ended September 30, 2018 the Company ceded $7,949,000 of earned premiums to reinsurers compared to $5,993,000 of earned premiums for the same period in 2017.

Net realized investment gains net of other-than-temporary impairment losses were $15,000 compared to a loss of $2,000 for the third quarter of 2018 and 2017, respectively. For the nine months ended September 30, 2018, net realized investment gains net of other-than-temporary impairment losses, increased by $701,000 to $1,087,000 from $386,000 for the same period in 2017. The nine months ended September 30, 2018 increase is a result of the Company liquidating common stock securities as a result of changing equity managers during the first quarter of 2018.

Net investment income increased by $48,000, or 7.0%,  to $736,000 for the third quarter of 2018, as compared to $688,000 for the same period in 2017.  For the nine months ended September 30, 2018, net investment income grew $275,000, or 14.9%, to $2,124,000 from $1,849,000 for the same period in 2017. The growth in net investment income for the nine months ended September 30, 2018 was primarily due to investing the IPO proceeds for the entire year in 2018 as compared to a partial year in 2017.

Losses and settlement expenses increased by $549,000, or 6.8%, to $8,612,000 for the third quarter of 2018, from $8,063,000 for the same period in 2017.  Losses and settlement expenses increased by $2,871,000, or 13.3% to $24,398,000 for the nine months ended September 30, 2018, from $21,527,000 for the same period in 2017. Although the Company experienced increased weather-related loss activity, Businessowners Property results improved $520,000 for the nine months ended September 30, 2018 compared to the same period in 2017. Losses and settlement expenses increased for the third quarter and nine months ended September 30, 2018, primarily due to weaker Businessowners Liability, and Workers Compensation results.

Policy acquisition costs and other operating expenses increased by $132,000, or 3.0%, to $4,476,000 for the third quarter of 2018 from $4,344,000 for the same period in 2017.  Policy acquisition costs and other operating expenses increased by $290,000, or 2.3%, to $13,089,000 for the nine months ended September 30, 2018 from $12,799,000 for the same period in 2017. The primary driver is an increase in self-funded employee medical expenses of $405,000 for the nine months ended September 30, 2018 as compared to the same period in 2017.

Total assets increased by 0.6% from $152,335,000 at December 31, 2017 to $153,251,000 at September 30, 2018 or uncollectible amounts. This was offset by the Company’s $3,000,000 stock repurchase in September 2018.  Our investment portfolio, which consists of fixed maturity securities, common stocks, preferred stocks, and property held for investment, increased by 0.9% from $105,133,000 at December 31, 2017, to $106,078,000 at September 30, 2018.

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2018 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 71.0% and 69.9% in the third quarter and nine months ended September 30, 2018, respectively, compared with 72.0% and 65.8% in the same periods of 2017, respectively.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 36.9% and 37.5% in the third quarter and nine months ended September 30, 2018, respectively, compared to 38.8% and 39.1% in the same periods of 2017, respectively.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 107.8% and 107.4% in the third quarter and nine months ended September 30, 2018, respectively, compared to 110.9% and 104.8% in the same periods of 2017, respectively.

MANAGEMENT COMMENTARY

“Continued premium growth outpaced related policy acquisition costs. Management is pleased to report lower expense ratios following the implementation of company-wide expense reduction and efficiency initiatives. While this has contributed to a 1.6% decrease in the expense ratio for the nine months ended September 30, 2018 compared to the same period in 2017, the Company experienced continued elevated losses and settlement expenses during the third quarter. The Company recognizes continued legal environment challenges and in response, underwriting management has implemented a targeted rate strengthening strategy designed to return the Company to historic levels of profitability,” stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion and diversification of its subsidiaries in order to maximize value to its stakeholders.  The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth, product and segment expansion, regulatory approval in connection with expansion, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Investments and cash:
Available for sale securities, at fair value
Fixed maturity securities (amortized cost - $89,576,198 at	$88,900,450	$89,605,073
9/30/2018 and $87,773,047 at 12/31/2017)
Common stocks¹ (cost - $13,137,108 at	13,607,356	8,534,109
9/30/2018 and $7,631,180 at 12/31/2017)
Preferred stocks (cost - $0 at	—	3,867,429
9/30/2018 and $3,783,311 at 12/31/2017)
Other invested assets	139,200	—
Property held for investment, at cost, net of accumulated depreciation of	3,431,342	3,126,566
$196,793 at 9/30/2018 and $127,161 at 12/31/2017
Cash and cash equivalents	2,702,706	6,876,519
Total investments and cash	108,781,054	112,009,696
Accrued investment income	659,855	687,453
Premiums and reinsurance balances receivable, net of allowances for	21,897,081	19,013,262
uncollectible amounts of $50,000 at 9/30/2018 and 12/31/2017
Ceded unearned premiums	705,753	274,972
Reinsurance balances recoverable on unpaid losses and settlement expenses,	9,479,267	10,029,834
net of allowances for uncollectible amounts of $0 at 9/30/2018 and 12/31/2017
Federal income taxes	1,562,550	922,405
Deferred policy acquisition costs, net	5,503,763	4,592,415
Property and equipment, at cost, net of accumulated depreciation of	3,492,814	3,503,904
$4,965,251 at 9/30/2018 and $4,896,042 at 12/31/2017
Other assets	1,169,055	1,301,420
Total assets	$153,251,192	$152,335,361
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$54,213,445	$51,074,126
Unearned premiums	30,378,327	26,555,582
Reinsurance balances payable	1,235,806	327,483
Corporate debt	3,487,017	4,339,208
Accrued expenses	3,725,805	4,274,002
Other liabilities	932,368	1,663,415
Total liabilities	93,972,768	88,233,816
Equity:
Common stock[2]	35,000	35,000
Treasury stock, at cost[3]	(2,999,995)	—
Additional paid-in capital	32,465,078	32,333,290
Accumulated other comprehensive (loss) earnings, net of tax	(162,345)	2,227,069
Retained earnings	33,046,128	32,787,406
Less: Unearned Employee Stock Ownership Plan shares at cost[4]	(3,105,442)	(3,281,220)
Total equity	59,278,424	64,101,545
Total liabilities and equity	$153,251,192	$152,335,361

1At September  30, 2018, common stock securities consist primarily of individual common stocks. At December 31, 2017, common stock consisted of exchange trade funds (ETF) made up primarily of Dividends Select and the S&P 500.500

2Par value $0.01; authorized: 2018 - 10,000,000 shares and 2017 – 10,000,000 shares; issued: 2018 - 3,500,000 and 2017 – 3,500,000 shares; outstanding: 2018 - 2,992,734 and 2017 – 3,171,878 shares.

32018 – 196,721 shares and 2017 – 0 shares

42018 – 310,545 shares and 2017 – 328,122 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	September 30,
	2018	2017
Net premiums earned	$12,137,690	$11,191,448
Net investment income	735,683	688,134
Net realized investment gains (losses)	15,029	(1,833)
Other income	74,051	48,667
Consolidated revenues	12,962,453	11,926,416
Losses and settlement expenses	8,611,573	8,063,401
Policy acquisition costs and other operating expenses	4,475,659	4,344,129
Interest expense on debt	32,553	64,810
General corporate expenses	128,803	183,540
Total expenses	13,248,588	12,655,880
Loss before income taxes	(286,135)	(729,464)
Total income tax benefit	(77,569)	(380,681)
Net loss	$(208,566)	$(348,783)

Other comprehensive earnings, net of tax	213,059	297,680
Comprehensive earnings (loss)	$4,493	$(51,103)

Earnings (loss) per share:
Basic:
Basic net loss per share	$(0.07)	$(0.11)
Diluted:
Diluted net loss per share	$(0.07)	$(0.11)

Weighted average number of common shares outstanding:
Basic	3,135,277	3,153,876
Diluted	3,136,764	3,153,876

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Nine-Months Ended
	September 30,
	2018	2017
Net premiums earned	$34,919,705	$32,740,312
Net investment income	2,124,059	1,849,421
Net realized investment gains	1,087,229	442,945
Other-than-temporary impairment losses	—	(57,316)
Other income	130,222	197,647
Consolidated revenues	38,261,215	35,173,009
Losses and settlement expenses	24,398,009	21,527,043
Policy acquisition costs and other operating expenses	13,089,081	12,799,079
Interest expense on debt	108,335	174,349
General corporate expenses	398,859	451,660
Total expenses	37,994,284	34,952,131
Earnings before income taxes	266,931	220,878
Total income tax expense (benefit)	8,209	(44,260)
Net earnings	$258,722	$265,138

Other comprehensive (loss) earnings, net of tax	(2,389,414)	894,588
Comprehensive (loss) earnings	$(2,130,692)	$1,159,726

Earnings per share:
Basic:
Basic net earnings per share	$0.08	$0.08
Diluted:
Diluted net earnings per share	$0.08	$0.08

Weighted average number of common shares outstanding:
Basic	3,165,239	3,154,992
Diluted	3,166,726	3,154,992